Exhibit 1.2

Placement Agency Agreement

August 18, 2025

LM Funding America, Inc.

1200 West Platt Street, Suite 100

Tampa, Florida 33606

Dear Mr. Russell:

This letter (the “Agreement”) constitutes the agreement between Maxim Group LLC (“Maxim” or the “Placement Agent”) and LM Funding America, Inc., a Delaware corporation (the “Company”), that Maxim shall serve as the lead placement agent for the Company in connection with a proposed offering (the “Placement”) of shares (“Shares”) of the Company’s common stock, $0.001 par value per share (the "Common Stock”) and/or pre-funded common stock purchase warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) (the shares of Common Stock underlying the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”) and common stock purchase warrants to purchase shares of Common Stock (the “Common Warrants”, together with the Pre-Funded Warrants, the “Warrants”)) (the shares of Common Stock underlying the Common Warrants, the “Common Warrant Shares”, together with the Pre-Funded Warrant Shares, the “Warrant Shares” and the Shares, Warrants and the Warrant Shares, the “Securities”). The Placement Agent agrees to solicit offers to purchase the Securities on a “reasonable best efforts” basis. The terms of the Placement shall be mutually agreed upon by the Company, Maxim and the purchasers of the Securities (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein shall be construed as Maxim having the power or authority to bind the Company or any Purchaser or shall constitute an obligation of the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement, including, but not limited to, the Purchase Agreement (as hereinafter defined) and the Warrants, shall be collectively referred to herein as the “Transaction Documents.” Each date on which there is a closing (each a “Closing”) of the Placement shall be referred to herein as a “Closing Date.” The Company expressly acknowledges and agrees that Maxim’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a legal or binding commitment by Maxim to purchase the Securities or introduce the Company to investors and does not ensure the successful placement of the Securities or any portion thereof or the success of Maxim with respect to securing any other financing on behalf of the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. The sale of the Securities to any Purchaser will be evidenced by a purchase agreement (the “Purchase Agreement”) between the Company and the Purchasers in a form reasonably acceptable to the Company and Maxim. Prior to the signing of the Purchase Agreement, officers of the Company will be reasonably available during normal business hours to answer inquiries from prospective Purchasers.

Notwithstanding anything herein to the contrary, in the event Maxim determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement in writing upon the

Exhibit 1.2

request of Maxim to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company.

SECTION 1. COMPENSATION. As compensation for the services provided by Maxim hereunder, the Company agrees to pay to Maxim:

(A)
A cash fee payable in dollars equal to five and one-half percent (5.5%) of the gross proceeds received by the Company from Purchasers at each Closing (the “Cash Compensation”). The Cash Compensation shall be paid to Maxim by wire transfer on the date of each Closing of the Placement from the gross proceeds of the Securities sold.
(B)
Shares of Common Stock to the Placement Agent equal to the quotient obtained by dividing five percent (5%) of the gross proceeds received by the Company from the Purchasers at each Closing (the “Share Compensation”) by the purchase price per Share and Common Warrant in the Offering. The Share Compensation shall be received at each Closing and shall be issued in restricted, book-entry form on the books of the Company’s transfer agent.
(C)
The Company also agrees to reimburse Maxim at each Closing for all of Maxim’s reasonable expenses, including, without limitation, fees and disbursements of Maxim’s counsel, incurred by Maxim in connection with the Placement up to $35,000 for all Closings.
(D)
If within nine (9) months of the Closing, the Company completes any public or private offering of equity, equity-linked or debt securities or other capital raising activity of the Company with, or receives any proceeds from, any of the investors who were contacted by the Placement Agent in connection with the Placement (the “Tail Investors”), the Company will pay to the Placement Agent upon the closing of such financing or the receipt of such proceeds the compensation set forth in Sections 1(A-B) herein with respect to the amounts paid by the Tail Investors.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Each of the representations and warranties (together with any related disclosures in any disclosure schedules appended thereto) made by the Company to the Purchasers in the Transaction Documents, is hereby incorporated herein by reference (as though fully restated herein) and is, as of the date of this Agreement, hereby made to, and in favor of, the Placement Agent subject to the limitations and restrictions set forth in the Transaction Documents. In addition to the foregoing, the Company represents and warrants to the Placement Agent that:

(A)
The Company represents and warrants to, and agrees with, Maxim that:(A) the Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), for the registration under the Securities Act of the Shares. At the time of such filing, the Company met the requirements of Form S-3 under the Securities Act. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a supplement to the form of

Exhibit 1.2

prospectus included in such registration statement relating to the placement of the Shares and the plan of distribution thereof. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; the prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus”; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus Supplement.” Any reference in this Agreement to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company's knowledge, is threatened by the Commission. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the “Time of Sale Prospectus” means the Base Prospectus, any preliminary prospectus supplement, if any, together with the free writing prospectuses, if any, used in connection with the Placement, including any documents incorporated by reference therein.

(B) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material

Exhibit 1.2

fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Prospectus Supplement), in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus, the Time of Sale Prospectus, if any, or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus, the Time of Sale Prospectus, if any, or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

(C) The Company is eligible to use free writing prospectuses in connection with the Placement of the Shares pursuant to Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus with respect to the Placement of the Shares that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The Company will not, without the prior consent of Maxim, which shall not be unreasonably withheld or delayed, prepare, use or refer to, any free writing prospectus in connection with the Placement of the Shares.

(D) The Company has delivered, or will as promptly as practicable deliver, to Maxim complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as Maxim reasonably requests. Maxim acknowledges that all such materials as exist on the date of this letter, and are available on EDGAR in satisfaction of the foregoing sentence. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Shares other than the Base Prospectus, the Time of Sale Prospectus, if any, the Prospectus Supplement, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

(E) There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any ten percent (10%) or greater stockholder of the Company, except as set forth in the Base Prospectus.

Exhibit 1.2

SECTION 3. REPRESENTATIONS OF MAXIM. Maxim represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended, (iii) is licensed as a broker/dealer under the laws of the states applicable to the offers and sales of the Securities by Maxim, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation; (v) has full power and authority to enter into and perform its obligations under this Agreement, (vi) has not taken and will not take any action, directly or indirectly, so as to cause the Placement to fail to be entitled to rely upon the exemption from registration afforded by Section 4(a)(2) of the Act; (vii) in effecting the Placement, the Placement Agent agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable laws, rules, regulations and requirements (including, without limitation, all U.S. state law and all national, provincial, city or other legal requirements), (viii) this Agreement has been duly authorized and executed and constitutes a legal, valid and binding agreement of Maxim enforceable in accordance with its terms, and (ix) neither the Placement Agent, any person compensated for soliciting investors in the Placement, nor any general partner, managing member, executive officer, director or officer of the Placement Agent participating in the Placement is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2). Maxim will immediately notify the Company in writing of any change in its status as such. Maxim covenants that it will conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 4. INDEMNIFICATION. The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification”) attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

SECTION 5. ENGAGEMENT TERM. The Placement Agent’s engagement hereunder shall be until the earliest of (i) the final Closing Date of the Placement, (ii) the date each party mutually agrees to terminate the engagement, and (iii) the abandonment of the Placement by either the Company or Maxim (the period of time during which this Agreement remains in effect is referred to herein as the “Term”). Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality and indemnification and contribution contained herein and the Company’s obligations contained in the Indemnification Provisions will survive any expiration or termination of this Agreement. The Placement Agent agrees not to use nor disclose any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

SECTION 6. MAXIM INFORMATION. The Company agrees that any information or advice rendered by Maxim in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose the advice or information in any manner without Maxim’s prior written consent.

SECTION 7. NO FIDUCIARY RELATIONSHIP; SECURITIES AND OTHER LAW COMPLIANCE.

Exhibit 1.2

(A) This Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that Maxim is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of Maxim hereunder, all of which are hereby expressly waived.

(B) The Company, at its own expense, will use its reasonable best efforts to obtain any registration, qualification or approval required to sell any Securities under the laws (including U.S. state "blue sky" laws) of any applicable jurisdictions (including those of Canada or any instrumentality thereof).

SECTION 8. RIGHT OF FIRST REFUSAL. For a period of nine (9) months from the final Closing of the Placement, the Company grants the Placement Agent the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent on customary and commercially reasonable terms (but without an additional right of first refusal for the Placement Agent to be engaged for further financing transactions), for any and all future public and private equity, equity- linked or convertible debt offerings that are completed during such nine (9) month period of the Company, excluding any private transaction for which the Company is not using a placement agent or sales agent.

SECTION 9. CLOSING. The obligations of the Placement Agent hereunder and each Closing pursuant to the Purchase Agreement are subject to the accuracy, when made and on each Closing Date, of the representations and warranties on the part of the Company and its subsidiaries contained herein and in the Purchase Agreement, to the accuracy of the statements of the Company and its subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged by the Placement Agent:

(A)
No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Base Prospectus, the Prospectus Supplement or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent. Any filings required to be made by the Company in connection with the Placement shall have been timely filed with the Commission.

(B)
The Placement Agent shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Base Prospectus, the Prospectus Supplement or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Placement Agent, is material or omits to state any fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

Exhibit 1.2

(C)
All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(D)
On the Closing Date, the Placement Agent shall have received a legal opinion of Company Counsel, including negative assurance letter, substantially in form and substance reasonably acceptable to the Placement Agent and Placement Agent’s legal counsel.

(E)
On the date hereof, a customary comfort letter from MaloneBailey, LLP addressed to the Placement Agent, and a bring-down letter, MaloneBailey, LLP, dated as of the Closing Date, in the form and substance satisfactory in all respects to the Placement Agent and Placement Agent’s legal counsel.
(F)
On the Closing Date, Placement Agent shall have received a certificate of the chief executive officer of the Company, dated as of the date of the Closing, to the effect that, as of the date of this Agreement and as of the applicable date, the representations and warranties of the Company contained herein and in the Purchase Agreement were and are accurate in all material respects, except for such changes as are contemplated by this Agreement and except as to representations and warranties that were expressly limited to a state of facts existing at a time prior to the applicable Closing Date, and that, as of the applicable date, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed in all material respects. If necessary, on the Closing Date, the Placement Agent shall have received a certificate of the chief financial officer of the Company, dated as of the date of the Closing, providing a customary certification as to such accounting or financial matters that are included or incorporated by reference in the Registration Statement or the Prospectus Supplement and that MaloneBailey, LLP is unable to provide assurances on in the letters contemplated by Section 8(E) above.
(G)
On the Closing Date, Placement Agent shall have received a certificate of the Secretary of the Company, dated as of the date of the Closing, certifying to the organizational documents of the Company, good standing in the state of incorporation of the Company and board resolutions relating to the Placement of the Securities from the Company.
(H)
(i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited or unaudited financial statements included or incorporated by reference in its reports publicly filed with the Securities and Exchange Commission, any material loss or interference with its business from fire,

Exhibit 1.2

explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Purchase Agreement and disclosure schedules thereto and (ii) since such date there shall not have been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material change, or any development involving a prospective material change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations or prospects of the Company and its subsidiaries, otherwise as set forth in or contemplated by the Purchase Agreement and disclosure schedules thereto, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Purchase Agreement and disclosure schedules thereto.

(I)
The Common Stock is registered under the Exchange Act and, as of the Closing Date, the Shares and the shares of Common Stock underlying the Warrants shall be listed and admitted and authorized for trading on the Trading Market or other applicable U.S. national exchange, or an application for such listing shall have been submitted to the Trading Market, and satisfactory evidence of such action shall have been provided to the Placement Agent. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market or other applicable U.S. national exchange, nor, except as disclosed in the Base Prospectus and Prospectus Supplement, has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing.

(J)
No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect the business or operations of the Company.

(K)
The Company shall have entered into a Purchase Agreement with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed between the Company and the Purchasers.

Exhibit 1.2

(L)
Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

SECTION 10. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action or proceeding. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 11. ENTIRE AGREEMENT/MISC. This Agreement (including the attached Indemnification Provisions) embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Maxim and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery of the Securities, as applicable. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have

Exhibit 1.2

been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof. The Company agrees that the Placement Agent may rely upon, and is a third party beneficiary of, the representations and warranties, and applicable covenants set forth in the Purchase Agreement.

SECTION 12. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 13. PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agent shall, from and after any Closing, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

SECTION 14. SECURITIES AND OTHER LAW COMPLIANCE. The Company, at its own expense, will use its best efforts to obtain any registration, qualification or approval required to sell any securities under the laws (including U.S. state “blue-sky” laws) of any applicable jurisdictions or any instrumentality thereof.

[The remainder of this page has been intentionally left blank.]

Exhibit 1.2

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Maxim the enclosed copy of this Agreement.

Very truly yours,

MAXIM GROUP LLC

By:	/s/ Ritesh M. Veera
Name: Ritesh M. Veera
Title: Co-Head, Investment Banking

Address for notice:
300 Park Avenue 16th Floor New York, NY 10022
Attention: James Siegel Email: jsiegel@maximgrp.com

Accepted and Agreed to as of

the date first written above:

LM FUNDING AMERICA, INC.

By:	/s/ Richard Russell
Name: Richard Russell
Title: CFO

Address for notice:

ADDENDUM A

INDEMNIFICATION PROVISIONS

Capitalized terms used in this Addendum shall have the meanings ascribed to such terms in the Agreement to which this Addendum is attached:

In addition to and without limiting any other right or remedy available to the Placement Agent and the Indemnified Parties (as hereinafter defined), the Company agrees to indemnify and hold harmless Placement Agent and each of the other Indemnified Parties from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the reasonable costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursuing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, "Losses"), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, the transactions contemplated by the Agreement, including, without limitation, any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any agency agreement), or the enforcement by Placement Agent of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence, willful misconduct or bad faith of an Indemnified Party.

The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Placement Agent by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party's gross negligence, willful misconduct or bad faith.

These Indemnification Provisions shall extend to the following persons (collectively, the "Indemnified Parties"): Placement Agent, its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability, which the Company may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder unless the Indemnified Party’s ability

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to defend such action, suit, proceeding or investigation is impaired by such failure. If counsel for an Indemnified Party reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Indemnified Party, the Indemnified Party shall have the right to retain a separate counsel of its own choice to represent it, and the fees, expenses and disbursements of no more than one such separate counsel shall be borne by the Company. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company's written consent. The Company shall not, without the prior written consent of Placement Agent, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by Placement Agent in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Placement Agent pursuant to the Agreement.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

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